EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-107709) of The GEO Group, Inc. and the related Prospectus, the Registration Statement (Form S-3 No. 333-111003) and in the related Prospectus, the Registration Statement (Form S-8 No. 333-79817) pertaining to the 1999 Stock Option Plan, the Registration Statement (Form S-8 No. 333-17265) pertaining to the Employees’ 401 (k) and Retirement Plan, the Registration Statement (Form S-8 No. 333-09977) pertaining to the Wackenhut Corrections Corporation Stock Option Plan, and the Registration Statement (Form S-8 No. 333-09981) pertaining to the Nonemployee Director Stock Option Plan of Wackenhut Corrections Corporation of our report dated March 22, 2005, except for paragraphs 1 through 5 of Note 2, as to which the date is August 10, 2005, with respect to the consolidated financial statements and schedule of The GEO Group, Inc. (formerly Wackenhut Corrections Corporation), and to our report dated March 22, 2005 with respect to The GEO Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The GEO Group, Inc. included in this Annual Report (Form 10-K/A) for the year ended January 2, 2005.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida

August 15, 2005